                                                                                                                                                                Exhibit 99.1

Immediate Release

Margaret B. Zminda
Treasurer and Director,
Investor Relations
(215) 517-2010

SPS TECHNOLOGIES ANNOUNCES FIRST QUARTER EARNINGS

Jenkintown, PA - April 24, 2003 - SPS Technologies, Inc. (NYSE-ST) today reported first quarter net earnings of $5.0 million or $0.38 per diluted share, an increase of $1.9 million or $0.15 per share over the net earnings reported for the first quarter of 2002 of $3.1 million or $0.23 per diluted share. The Company recorded pre-tax operating losses of plants to be closed and other restructure related costs totaling $0.7 million for the quarter, $0.5 million or $0.04 per diluted share after-tax, incurred in connection with restructuring actions announced in 2002. In the first quarter of 2002, the Company reported pre-tax operating losses of plants to be closed, restructuring related costs and costs associated with a trial court judgement of $4.2 million, $2.6 million or $0.20 per diluted share after-tax. Prior to recording restructuring related charges and losses, net earnings for the first quarter of 2003 were $5.5 million or $0.42 per diluted share. These results compare to net earnings before restructure related costs and legal settlement costs of $5.7 million or $0.43 per diluted share for the same period a year ago.

The Company realized reductions in earnings in the Aerospace Fasteners and Components and Specialty Materials and Alloys segments, reflecting continued weaker demand for products utilized in aerospace and industrial gas turbine applications. However, these reductions were largely offset by improved results in the Company's Magnetic Products and Engineered Fasteners and Components segments, where the Company has begun to realize the benefits of restructuring actions implemented in 2001 and 2002.

         Net sales for the first quarter of 2003 were $212.6 million compared to $208.1 million a year ago, an increase of 2%. The improved shipments were primarily related to increased revenues in the Company's businesses serving automotive and truck markets. Incoming orders for the first quarter were $227.0 million compared to $201.8 million for the same period a year ago. The book-to-bill ratio for the first quarter of 2003 was 1.07 to 1, compared to 0.97 to 1 for the first quarter of 2002. Backlog at March 31, 2003 was $292.7 million, an increase of $13.5 million, or 5%, from the $279.2 reported at December 31, 2002.

         Cash Flow from Operations for the first quarter of 2003 was a net outflow of $2.3 million, compared with a net inflow of $2.5 million for the same period a year ago. Free Cash Flow was a net outflow of $6.0 million for the first quarter of 2003, compared with a net outflow of $6.9 million for the same period a year ago. During the first quarter, the Company repurchased 110,400 shares of its common stock for $2.5 million. As of March 31, 2003, the Company had cash balances of $63.8 million and total debt of $222.9 million. The ratio of net debt to total capitalization was 31% at March 31, 2003 compared to 30% at the end of 2002.

         SPS Technologies, Inc. (NYSE-ST) will hold its 2003 first quarter earnings conference call on Friday, April 25, 2003. The conference call will begin at 11:00 AM Eastern Daylight Time. The conference call is open to the public and can be accessed via dial-in. Access numbers are as follows: 1-800-262-1292 for U.S. and Canadian callers or 1-719-457-2680 for International callers. Callers are requested to identify that they wish to participate in the SPS Technologies, Inc. Conference Call and to reference the Conference I.D. - 643329. It is recommended that participants dial in approximately 10 minutes prior to the scheduled start time for the call. A replay of the call will be available 24 hours a day beginning at 3:00 PM on April 25, 2003 until Friday, May 2, 2003 by calling the following access numbers: 1-888-203-1112 for U.S. and Canadian callers or 1-719-457-0820 for International callers. The Conference I.D. required to access the replay of the call is 643329. In addition, a replay of the call can be accessed under Corporate Presentations in the Investor Relations section of the Company's website (www.spstech.com) following the conference.

         This news release contains statements that constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect SPS Technologies' current views about future events and financial performance. Investors should not rely on forward-looking statements because they are subject to a variety of assumptions, risks and uncertainties that could cause actual results, performance or achievements of SPS Technologies to differ materially from the Company's expectations. The Company's actual results could differ materially from those mentioned in such forward-looking statements as a result of the risks associated with the Company's business, changes in general economic conditions, and changes in the assumptions used in making the forward-looking statements. The Company expressly does not undertake any duty to update forward-looking statements and does not undertake any obligation to publicly release any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this news release. Additional information regarding these risk factors and uncertainties is detailed in the Company's Securities and Exchange Commission filings.

1Q03P&LPR for html
SPS TECHNOLOGIES, INC.
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited--Thousands of dollars, except per share data)

	Three Months Ended March 31,
	2003	2002

Net sales	$212,617	$208,053

Cost of goods sold	176,102	172,654

Gross Profit	36,515	35,399

Selling, general and
administrative expense	25,031	26,564

Operating earnings	11,484	8,835

Other income (expense):
Interest income	298	220
Interest expense	(4,078)	(4,612)
Other, net	(284)	(153)

Earnings before income taxes	7,420	4,290

Provision for income taxes	2,410	1,200

Net earnings	$5,010	$3,090

Earnings Per Share:
Basic	$0.39	$0.24

Diluted	$0.38	$0.23

Shares used to compute:
Basic Earnings Per Share	12,976	13,122

Diluted EPS	13,033	13,237

SPS TECHNOLOGIES, INC.
PRO FORMA STATEMENTS OF CONSOLIDATED OPERATIONS
EXCLUDING CHARGES LISTED BELOW
(Unaudited--Thousands of dollars, except per share data)

	Three Months Ended March 31,
	2003	2002

Net sales	$212,617	$208,053

Cost of goods sold	176,102	172,654

Gross Profit	36,515	35,399

Pro forma selling, general and
administrative expense	24,308	22,390

Pro forma operating earnings	12,207	13,009

Other expense, net	4,064	4,545

Pro forma earnings before income
taxes	8,143	8,464

Pro forma provision for income taxes	2,627	2,770

Pro forma net earnings	$5,516	$5,694

Pro forma diluted EPS	$0.42	$0.43

Reconciliation of Pro Forma to Reported Net Earnings

Pro forma net earnings	$5,516	$5,694
Net of tax:
Legal settlement charges	0	(1,720)
Expenses and wind-down
losses related to
restructure actions	(506)	(884)

Reported net earnings	$5,010	$3,090

Diluted EPS	$0.38	$0.23

Shares used to compute:
Diluted EPS	13,033	13,237

SPS TECHNOLOGIES, INC.
SEGMENT INFORMATION
(Unaudited--Thousands of dollars)

	Three Months Ended
	March 31,
	2003	2002

Incoming Orders:
Aerospace Fasteners
and Components	$81,542	$65,218
Engineered Fasteners
and Components	79,621	74,518
Specialty Materials
and Alloys	39,538	32,563
Magnetic Products	26,340	29,468

	$227,041	$201,767

Net Sales:
Aerospace Fasteners
and Components	$77,383	$77,216
Engineered Fasteners
and Components	77,386	69,714
Specialty Materials
and Alloys	31,408	33,156
Magnetic Products	26,440	27,967

	$212,617	$208,053

Operating earnings:
Aerospace Fasteners
and Components	$5,797	$6,678
Engineered Fasteners
and Components	3,495	2,429
Specialty Materials
and Alloys	3,456	4,164
Magnetic Products	2,006	(1,326)
Unallocated
Corporate Cost	(3,270)	(3,110)

	$11,484	$8,835

SPS TECHNOLOGIES, INC.
SEGMENT INFORMATION
(Unaudited--Thousands of dollars)

	Three Months Ended
	March 31,
	2003	2002

Pro Forma operating earnings excluding
legal settlement charges and wind-down
losses related to restructure actions:
Aerospace Fasteners
and Components	$5,797	$7,384
Engineered Fasteners
and Components	4,134	2,851
Specialty Materials
and Alloys	3,456	4,164
Magnetic Products	2,090	1,720
Unallocated
Corporate Cost	(3,270)	(3,110)

	12,207	13,009
Legal settlement charges	0	(2,820)
Expenses and wind-down
losses related to
restructure actions	(723)	(1,354)

Reported operating earnings	$11,484	$8,835